Exhibit 10.8

Award Number:  15-006

NUMBER HOLDINGS, INC.

AMENDED AND RESTATED
NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE
NUMBER HOLDINGS, INC.
2012 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AGREEMENT (“Agreement”), dated as of the Grant Date, between Number Holdings, Inc., a Delaware corporation (the “Company”), and Felicia Thornton (the “Participant”).

Preliminary Statement

The Committee hereby grants this non-qualified stock option, as amended (the “Option”), as of November 13, 2015 (the “Grant Date”), pursuant to the Number Holdings, Inc. 2012 Stock Incentive Plan, as it may be amended from time to time (the “Plan”),  to purchase the number of shares of Class A Common Stock, $0.001 par value per share of the Company (the “Class A Common Stock”), and Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), set forth below to the Participant, as an Eligible Employee of the Company or one of its Affiliates (collectively, the Company and all of its Affiliates shall be referred to as the “Employer”).  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  A copy of the Plan has been delivered to the Participant.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.                                      Tax Matters.  No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                      Common Stock Subject to Option; Exercise Price.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise, 10,000 shares of Class A Common Stock and 10,000 shares of Class B Common Stock, provided that the Participant must exercise the Option with respect to an equal number of shares of Class A Common Stock and Class B Common Stock concurrently. The exercise price under the Option for each unit consisting of one share of Class A Common Stock and one share of Class B Common Stock is $750 (the “Unit Exercise Price”).

3.                                      Vesting;  Exercise.

(a)                                 Time-Based Vesting.  A portion of the Option equal to 5,000 shares of each class of Common Stock (the “Time-Vested Option”) shall vest and become exercisable on the dates and in the cumulative percentages provided in the table below (which percentages shall apply equally with respect to the Class A Common Stock and the Class B Common Stock subject to the Time-Vested Option), provided, with respect to each vesting date, that the Participant has not experienced a Termination prior to such date.  There shall be no proportionate or partial vesting in the periods prior to each vesting date.

Time-Vested Option Vesting Date	Cumulative Percent Vested
November 2, 2016	25%
November 2, 2017	50%
November 2, 2018	75%
November 2, 2019	100%

(b)                                 Performance-Based Vesting.  A portion of the Option equal to 5,000 shares of each class of Common Stock (the “Performance-Vested Option”) shall vest and become exercisable as provided below; provided, that the Participant has not experienced a Termination prior to such date.

(i)                                     If, on any date from and after the Grant Date, the Company’s LTM EBITDA equals or exceeds $99,000,000 on the last day of each of the 12 consecutive calendar months ending prior to such date, 50% of the Performance-Vested Options shall vest; and

(ii)                                  If, on any date from and after the Grant Date, the Company’s LTM EBITDA equals or exceeds $150,000,000 on the last day of each of the 12 consecutive calendar months ending prior to such date, 100% of the Performance-Vested Options shall vest.

(iii)                               Definitions:

“Adjusted EBITDA” means audited consolidated net income, determined in accordance with generally accepted accounting principles, plus (without duplication) to the extent deducted in calculating such consolidated net income, the sum of (a) the provision for taxes based on income or profits; plus (b) consolidated net interest expense; plus (c) consolidated depreciation and amortization expense; plus (d) the expense or income effect of certain items, including stock-based compensation,

Stock Option Agreement Award #15-006

non-cash lease expense, discontinued operations and closed store costs (including termination expenses), severance, termination and other one-time personnel-related expenses, and non-capitalized consulting expenses; plus (e) certain other adjustments as determined to be appropriate by the Committee, in each case as determined by the Committee, as such sum may be adjusted by the Committee (after consultation with the Chief Executive Officer of the Company).

“LTM EBITDA” means, on any date, the Adjusted EBITDA of the Company, as determined by the Committee, for the most recent 12 fiscal month period for which financial statements are available on such date.

(c)                                  To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option in accordance with the Plan, provided that the Participant must exercise the Option with respect to an equal number of shares of Class A Common Stock and Class B Common Stock concurrently.  Notwithstanding the foregoing, the Participant may not exercise the Option unless the offering of shares of Common Stock issuable upon such exercise (i) is then registered under the Securities Act, or, if such offering is not then so registered, the Company has determined that such offering is exempt from the registration requirements of the Securities Act and (ii) complies with all other applicable laws and regulations governing the Option, and the Participant may not exercise the Option if the Committee determines that such exercise would not be so registered or exempt and otherwise in compliance with such laws and regulations.  For the purpose of Section 6.3(d) and Section 14.4 of the Plan, if Participant’s Termination is (A) by the Company without Cause, (B) by the Participant for Good Reason, (C) (1) by the Participant without Good Reason on or after November 2, 2017 and (2) Participant is offered employment, or a self-employment relationship (including, without limitation, as a consultant, advisor or member of a board of directors) with a direct or indirect affiliate of the Company, and Employer and Participant are unable to enter into a mutually agreeable consulting arrangement as contemplated in Section 4(f) of Participant’s employment agreement with 99 Cents Only Stores LLC dated October 31, 2015 or (D) as the parties may otherwise agree, the Committee hereby approves a Net Exercise for the Participant’s exercise of the Option.  A “Net Exercise” shall mean that, upon the Participant’s exercise of the Option, at the Participant’s election the Participant may direct the Company to withhold an equal number of shares of Class A Common Stock and Class B Common Stock having a Fair Market Value equal to the sum of the aggregate exercise price plus the minimum statutorily required withholding taxes becoming due from the Participant on such exercise and shall issue to the Participant the net shares not so withheld.

4.                                      Option Term.  The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”).  Upon the Expiration Date, the Option shall be canceled for no consideration and no longer shall be exercisable.  The Option is subject to termination prior to the Expiration Date to the extent provided in Sections 5 and 6 below.

5.                                      Detrimental Activity.  The provisions in the Plan regarding Detrimental Activity shall apply to the Option.

6.                                      Termination and Change in Control.

(a)                                 Except as provided in Section 6(b) and Section 6(c), the provisions in the Plan regarding Termination and Change in Control shall apply to the Option.

(b)                                 In the event of the Participant’s Termination prior to the occurrence of a Change in Control (i) without Cause by the Employer or (ii) for Good Reason by the Participant, the Option shall become vested and exercisable as to:

(A)                               a pro rata portion of the unvested Time-Vested Option, based on the ratio of the number of days employed since the immediately preceding Vesting Date (or Grant Date, if applicable) through the date of Termination to 365; and

(B)                               a pro rata portion of the Performance-Vested Option under Section 3(b)(i) and Section 3(b)(ii), as applicable (including any previously vested portion), based on the ratio of the number of days employed since the Grant Date through the date of Termination to 1,460, subject to the attainment of the applicable performance requirements at any time through the last day of the fiscal year in which such Termination occurs;

provided, in the event of a Change in Control (i) after the date of Termination, (ii) prior to the last day of the fiscal year in which such Termination occurs and (iii) no more than 90 days following the date of Termination, the Option shall remain eligible to vest in connection with such Change in Control in the sole discretion of the Committee (subject to Section 6(c) below).

(c)                                  In the event of a Change in Control covered by Section 10.1(c) of the Plan (relating to substituted awards), and a Termination of the Participant by the Company or Subsidiary (or successor) without Cause or by Participant for Good Reason upon or following such Change in Control:

(i)                                     the unvested portion of the Option shall become 100% vested and exercisable; and

(ii)                                  if Participant’s Termination is upon or within one year following such Change in Control, and the common stock of the Company or its successor is not then traded on an established securities market, the Participant shall have a right (a “Put Right”) to cause the Company or its successor (or, at such entity’s election, one or more of its designees) to purchase the shares acquired pursuant to the exercise of the Option in a lump sum, for cash or marketable securities, at price per share equal to the Fair Market Value of (1) a share of Class A Common Stock on the date of repurchase and (2) with respect to each share of Class B Common Stock, the par value thereof; provided that the Put Right only shall be for the same proportion of such shares as the proportion of cash or marketable securities received by Ares for its shares of Class A Common Stock and Class B Common Stock in connection with such Change in Control.  The Put Right shall be valid and may be exercised only during the 90-day period following the date of any such Termination.  For purposes of this Section 6(c)(ii), the Fair Market Value shall be determined in good faith by the Board without any discounts (e.g., marketability, minority status, etc.); provided that Participant may require the Company to obtain a third-party valuation in connection with such determination.  Participant may rescind the exercise of the Put Right within 15 days following the determination of the Fair Market Value.

7.                                      Restriction on Transfer of Option.  Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of the Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative.  Any attempt to Transfer the Option other than in accordance with the Plan shall be void.

8.                                      Company’s Right to Repurchase; Other Restrictions.

(a)                                 Company’s Right to Repurchase.  In the event of the Participant’s Termination, the Company shall have the right (the “Repurchase Right”), but not the obligation, to repurchase (or to cause one or more of its designees to repurchase) from the Participant (or her transferee) (X) any or all of the shares of Common Stock acquired upon the exercise of the Option and still held at the time of such repurchase by the Participant (or her transferee) or (Y) any vested but unexercised portion of the Option at the price determined in the manner set forth below (the “Repurchase Price”), during each period set forth below (each, a “Repurchase Period”) and to the extent set forth below:

(i)                                     In the event of (x) Termination for Cause, (y) the discovery that the Participant engaged in Detrimental Activity or (z) prior to November 2, 2017, Termination by the Participant without Good Reason, the Company may exercise the Repurchase Right with respect to all shares previously acquired pursuant to the exercise of the Option.  The Repurchase Period under this Section 8(a)(i) shall be 180 days from the date of Termination.  The Repurchase Price under this Section 8(a)(i) shall be (1) with respect to each share of Class A Common Stock, the lesser of (A) the Unit Exercise Price or (B) the Fair Market Value of a share of Class A Common Stock on the date of Termination and (2) with respect to each share of Class B Common Stock, the par value thereof.  For purposes of this Agreement, Fair Market Value shall be determined in good faith by the Committee, in accordance with the terms of the Plan.

(ii)                                  In the event of Termination for any reason other than (x) Termination for Cause or (y) prior to November 2, 2017, Termination by the Participant without Good Reason:

(A)                               The Company may exercise the Repurchase Right with respect to all shares acquired pursuant to the exercise of the Option on or prior to the date of Termination.  The Repurchase Period under this Section 8(a)(ii)(A) shall be 180 days from the date of Termination.  The Repurchase Price under this Section 8(a)(ii)(A) shall be (1) with respect to each share of Class A Common Stock, the Fair Market Value of a share of Class A Common Stock on the date of Termination and (2) with respect to each share of Class B Common Stock, the par value thereof.

(B)                               The Company may exercise the Repurchase Right with respect to all shares acquired pursuant to the exercise of the Option after the date of Termination.  The Repurchase Period under this Section 8(a)(ii)(B) shall be 90 days from the latest date on which the Option is permitted to be exercised under this Agreement.  The Repurchase Price under this Section 8(a)(ii)(B) shall be (1) with respect to each share of Class A Common Stock, the Fair Market Value of a share of Class A Common Stock on the date of repurchase and (2) with respect to each share of Class B Common Stock, the par value thereof.

(C)                               the Company may exercise the Repurchase Right with respect to the vested but unexercised portion of the Option.  The Repurchase Period under this Section 8(a)(ii)(C) shall be the latest date on which the Option is permitted to be exercised under this Agreement.  The Repurchase Price under this Section 8(a)(ii)(C) shall be the product of (A) the excess (if any) of the Fair Market Value of a share of Class A Common Stock on the date of Termination over the Unit Exercise Price multiplied by (B) the number of shares of Class A Common Stock covered by the Option being repurchased.  For the avoidance of doubt, upon such repurchase such Option shall no longer be exercisable for any shares of Common Stock.

(iii)                               To exercise any Repurchase Right, the Company (or one or more of its designees) shall deliver a written notice to the Participant setting forth the securities to be repurchased and the applicable Repurchase Price thereof, and the date on which such repurchase is to be consummated, which date shall be not less than 15 days or more than 30 days after the date of such notice.  On the date of consummation of the repurchase, the Company will pay the Participant the applicable Repurchase Price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of indebtedness of the Participant to the Company.  The Company may exercise its Repurchase Rights upon one or more occasions at any time during the Repurchase Periods set forth above.

(iv)                              Notwithstanding the foregoing, the Repurchase Period and the date on which any repurchase is to be consummated may be extended by the Company at any time when repurchase by the Company (A) is prohibited pursuant to applicable law, (B) is prohibited under any debt instrument of the Company or any of its Affiliates or (C) would result in adverse accounting consequences for the Company, in each case as determined by the Company.

(b)                                 To ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing such shares with an escrow agent designated by the Company.

(c)                                  Notwithstanding anything in this Agreement to the contrary, the Option and any Common Stock purchased pursuant to the exercise thereof shall be subject to the terms of the Stockholders Agreement in addition to the provisions of this Section 8.

(d)                                 This Section 8 shall terminate upon an Initial Public Offering or a Change in Control.

9.                                      Securities Representations.  Upon the exercise of the Option prior to registration of the offering of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations and warranties as described below and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant.

(a)                                 The Participant is acquiring and will hold the shares of Common Stock for investment for her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)                                 The Participant has been advised that offerings of the shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, on the ground that no public offering of the shares of Common Stock is to be effected (it being understood, however, that the shares of Common Stock are being offered in reliance on the exemption provided under Rule 701 under the Securities Act), and that the shares of Common Stock must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required.  In connection with the foregoing, the Company is relying in part on the Participant’s representations set forth in this Section.  The Participant further acknowledges and understands that the Company is under no obligation hereunder to register offerings of the shares of Common Stock.

(c)                                  The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions.  The Participant acknowledges that she is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)                                 The Participant will not sell, transfer or otherwise dispose of the shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws.  The Participant agrees that she will not dispose of the Common Stock unless and until she has complied with all requirements of this Agreement applicable to the disposition of the shares of Common Stock.

(e)                                  The Participant has been furnished with, and has had access to, such information as she considers necessary or appropriate for deciding whether to invest in the shares of Common Stock, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock.

(f)                                   The Participant is aware that her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  The Participant is able, without impairing her financial condition, to hold the Common Stock for an indefinite period and to suffer a complete loss of her investment in the Common Stock.

10.                               No Rights as Stockholder.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

11.                               Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12.                               Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)                                 unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 12, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Number Holdings, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:                                         Dennis Gies
Telephone:                                   (310) 201-4100
Facsimile:                                         (310) 201-4170

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:                                         Michael A. Woronoff, Esq.
Telephone:                                   (310) 284-4550
Facsimile:                                         (310) 557-2193

(b)                                 if to the Participant, to the address on file with the Company.

Any notice, demand or request, if made in accordance with this Section 12 shall be deemed to have been duly given:  (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

13.                               No Right to Employment.  This Agreement is not an agreement of employment.  None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Employer will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

14.                               Stockholders Agreement.  As a condition to the receipt of shares of Common Stock when the Option is exercised, the Participant shall execute and deliver a Joinder Agreement or such other documentation as required by the Committee which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise, a right of first refusal or a right of first offer of the Company and other Persons with respect to shares, and such other terms or restrictions as the Board or Committee shall from time to time establish, including any drag along rights, tag along rights, transfer restrictions and registration rights.  The Stockholders Agreement or other documentation shall apply to the Common Stock acquired when the Option is exercised and covered by the Stockholders Agreement or other documentation.

15.                               Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer, including the procedures set forth in the Arbitration Agreement attached hereto as Exhibit A (or any amendment or replacement of such agreement).

16.                               Severability of Provisions.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included; provided that if the Company’s call rights and rights of first refusal or rights of first offer set forth in the Stockholders Agreement or other agreement shall be held invalid or unenforceable, the Option shall be cancelled and terminated.

17.                               Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

18.                               Construction.  Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”

19.                               Other Shares.                   Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

NUMBER HOLDINGS, INC.

By:
		Name:	Michael Green
		Title:	Senior Vice President, General Counsel and Secretary

Employee Name: Felicia Thornton
Employee ID Number: